Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
This exhibit lists the subsidiaries of WebMD Health Corp. and their respective jurisdictions of incorporation or formation:

Name		Jurisdiction
WebMD Health Corp.		Delaware
	WebMD, Inc.	Georgia
	Boca Subsidiary Corp.	Delaware
	Conceptis, Inc.	Delaware
	Crescendo Medical Education LLC	Delaware
	eMedicine.Com, Inc.	Delaware
	Endeavor Technologies, Inc.	Georgia
	Healtheon/WebMD Cable Corporation	Delaware
	Healtheon/WebMD Internet Corporation	Delaware
	HealthShare Technology, Inc.	Delaware
	HW Japan, Inc.	Delaware
	MDhub, LLC	Connecticut
	MedicineNet, Inc.	California
	Medsite, Inc.	Delaware
	MedsiteCME, LLC	Delaware
	MMM Acquisition Company	Delaware
	Medscape Portals, Inc.	Delaware
	Medscape LLC	Delaware
	National Physicians DataSource, LLC	Connecticut
	OnHealth Network Company	Washington
	BabyData.com, Inc.	Delaware
	Demand Management, Inc.	Colorado
	Health Decisions, Inc.	Colorado
	Health Decisions International, LLC	Colorado
	The Ornish Health Program, Inc.	California
	OW Corp.	Delaware
	Physicians Telephone Directory, Inc.	Connecticut
	RxList, Inc.	Delaware
	RxList LLC	California
	Subimo LLC	Delaware
	Summex Corporation	Indiana
	Telemedics, Inc.	Georgia
	WebMD Domain Corp.	Delaware
	WellMed, Inc.	Delaware